UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 8, 2013

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2013, Lennar Corporation’s (“Lennar”) wholly-owned subsidiaries, Rialto Holdings, LLC (“Rialto”) and Rialto Corporation, agreed to sell $250 million principal amount of 7.000% senior notes due 2018 (the “Notes”) to initial purchasers who are qualified institutional buyers, and qualified purchasers for the purposes of the Investment Company Act of 1940, in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended, under SEC Rule 144A. The Notes were issued on November 14, 2013.

The Notes are governed by the terms of the Indenture, dated November 14, 2013, attached hereto as Exhibit 10.20. Interest on the Notes will be paid on June 1 and December 1 of each year, commencing June 1, 2014. The Notes will mature on December 1, 2018. The Notes are currently guaranteed by all of Rialto’s 100% owned subsidiaries, except any Rialto subsidiary that is a party to a repurchase obligation financing line, but those guarantees may be released under certain circumstances. The Notes may be redeemed on or after December 1, 2015 at the redemption prices described in the Indenture, plus accrued and unpaid interest through, but not including, the date of redemption. Some or all of the Notes may be redeemed at any time before December 1, 2015, at a redemption price equal to 100% of their principal amount, plus a make-whole premium as set forth in the Indenture and accrued and unpaid interest. Before December 1, 2015, up to 35% of the aggregate principal amount of the Notes may be redeemed with the proceeds of public offerings of equity at a redemption price equal to 107% of the principal amount of the Notes, plus accrued and unpaid interest.

Rialto intends to use the net proceeds from the offering of the Notes primarily to provide working capital to its subsidiary, Rialto Mortgage Finance, LLC, and for investments in funds or entities managed or advised by Rialto Capital Management, LLC or its subsidiaries. Rialto also intends to use a portion of the proceeds to repay sums previously advanced by Lennar. To the extent the proceeds are not used for these purposes, Rialto will use the proceeds for general corporate purposes.

On November 8, 2013, Lennar issued a press release announcing that Rialto Holdings, LLC and Rialto Corporation had priced the Notes. A copy of the press release is filed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.20	Indenture, dated November 14, 2013, among Rialto Holdings, LLC, Rialto Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, including the form of 7.000% Senior Notes due 2018.

99.1	Press Release issued by Lennar Corporation on November 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013		Lennar Corporation

	By:	/s/ Mark Sustana
	Name:	Mark Sustana
	Title:	General Counsel and Secretary